UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2014

FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	0-31957 (Commission File Number)	38-0135202 (I.R.S. Employer Identification No.)

100 S. Second Ave., Alpena, Michigan 49707
 (Address of principal executive offices)
(989) 356-9041
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On July 31, 2014, the Company held a Special Meeting of Stockholders.  At the Special Meeting, stockholders considered and voted on the following matters which were submitted to a vote of the stockholders through the solicitation of proxies.  The proposals are described in detail in the Company’s joint proxy statement/prospectus filed with the Securities and Exchange Commission on June 30, 2014.  The final results of the stockholder votes are as follows.

1. The approval of an Agreement and Plan of Merger, dated as of January 23, 2014, by and between the Company and Alpena Banking Corporation.

For	Against	Abstain	Broker Non-Vote
1,901,079	49,876	1,827	–

2. The approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement.

For	Against	Abstain	Broker Non-Vote
1,855,587	119,737	53,686	–

Item 8.01                      Other Events

At a special meeting of stockholders held on January 31, 2014, Alpena Banking Corporation’s stockholders approved the Merger Agreement. Accordingly, the Company has now received all required conditional regulatory and shareholder approvals to consummate the Merger, and, subject to customary closing conditions, it is expected that the Merger will be consummated on August 8, 2014.

Item 9.01.                      Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.

DATE: August 1, 2014	By: /s/ Michael W. Mahler
Michael W. Mahler
President and Chief Executive Officer
(Duly Authorized Representative)